SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2009

GRILL CONCEPTS, INC.

(Exact name of registrant as specified in Charter)

Delaware	0-23326	13-3319172
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

6300 Canoga Avenue, Suite 1700

Woodland Hills, California 91367

(Address of Principal Executive Offices)(Zip Code)

818-251-7000

(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the events described in Item 8.01 below, on March 20, 2009, Grill Concepts, Inc., a Delaware corporation (the “Company”), filed a Form 25 with the Securities and Exchange Commission to voluntarily withdraw its common stock from listing on the Nasdaq Capital Market and to deregister its common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events.

On March 17, 2009, the Company held a special meeting of stockholders. At the special meeting, a majority of outstanding shares of the Company’s common stock, $0.00004 par value per share, including shares underlying outstanding Series C Preferred Stock, adopted and approved amendments to the Company’s certificate of incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-35 (the “Reverse Stock Split”), followed immediately by a 35-for-1 forward stock split of the shares of common stock (the “Forward Stock Split”). The amendments were adopted and approved with (a) 5,932,863 shares of common stock (including 1,250,000 shares underlying Series C Preferred Stock) voting in favor of the Reverse Stock Split, 641,710 shares voting against the Reverse Stock Split and 606 shares abstaining, and (b) 5,932,863 shares of common stock (including 1,250,000 shares underlying Series C Preferred Stock) voting in favor of the Forward Stock Split, 640,703 shares voting against the Forward Stock Split and 1,611 shares abstaining.

Also on March 17, 2009, the Company filed Certificates of Amendment with the State of Delaware to effect the Reverse Stock Split followed immediately by the Forward Stock Split (together, the “Split Transaction”), both effective March 17, 2009. As a result of the Split Transaction, the holders of fewer than 35 shares prior to the Reverse Stock Split that would otherwise be entitled to receive fractional shares of less than one share pursuant to the Reverse Stock Split will be cashed out and the fractional shares that would otherwise have resulted from the Reverse Stock Split represent solely the right to receive cash in the amount of $1.50 per whole share of common stock held immediately prior to the effectiveness of the Reverse Stock Split. Holders of 35 or more shares prior to the Split Transaction will continue to hold the same number of shares after giving effect to the Split Transaction.

The Company will file a Form 15 with the Securities and Exchange Commission (the “Commission”) and cease reporting as a public company.

For a more detailed discussion of the Split Transaction, please see the definitive Proxy Statement of the Company, filed February 20, 2009 with the Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment, filed March 17, 2009, to effect a 1-for-35 reverse stock split

3.2	Certificate of Amendment, filed March 17, 2009, to effect a 35-for-1 forward stock split

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GRILL CONCEPTS, INC.
Dated: March 23, 2009
	By:	/s/ Philip Gay
Philip Gay
President and Chief Executive Officer

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